FORM OF

FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This [first] amendment (this “Amendment”) to the ETF distribution agreement novated September 30, 2021 (the “Agreement”) between Investment Managers Series Trust II (the “Trust”), and IMST Distributors, LLC (together with the Trust, the “Parties”), is effective as of __________.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement.

WHEREAS, pursuant to Section 16 of the Agreement, all amendments are required to be in writing and executed by the Parties.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Each Fund is effective as of the date set forth in Exhibit A.

4.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.       This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

IMST DISTRIBUTORS, LLC	INVESTMENT MANAGERS SERIES TRUST II

By:	By:

Date:	Date:

EXHIBIT A

Funds	Effective Date
Cannabis Growth ETF	September 24, 2021
AXS Astoria Inflation Sensitive ETF	__________________

2